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Exhibit 99.1

CONSENT TO BE NAMED AS A TRUSTEE

        In connection with the Registration Statement on Form S-11 (including any and all amendments, including post-effective amendments, or supplements thereto, the "Registration Statement") of CapitalSource Healthcare REIT (the "Company"), the undersigned hereby consents to being named and described in the Registration Statement filed with the U.S. Securities and Exchange Commission as a person to become a trustee of the Company, with such appointment to become effective upon the closing of the offering of the Company's common shares described in the Registration Statement, and to the filing or attachment of this Consent with such Registration Statement.

        IN WITNESS WHEREOF, the undersigned has executed this Consent as of the 6th day of August, 2008.

/s/ Bary G. Bailey Print Name: Bary G. Bailey

CONSENT TO BE NAMED AS A TRUSTEE

        In connection with the Registration Statement on Form S-11 (including any and all amendments, including post-effective amendments, or supplements thereto, the "Registration Statement") of CapitalSource Healthcare REIT (the "Company"), the undersigned hereby consents to being named and described in the Registration Statement filed with the U.S. Securities and Exchange Commission as a person to become a trustee of the Company, with such appointment to become effective upon the closing of the offering of the Company's common shares described in the Registration Statement, and to the filing or attachment of this Consent with such Registration Statement.

        IN WITNESS WHEREOF, the undersigned has executed this Consent as of the 6th day of August, 2008.

/s/ William C. Scott Print Name: William C. Scott

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  Exhibit 99.1